Exhibit 99.3

CHALMETTE REFINING, L.L.C.

AND SUBSIDIARIES

Consolidated Financial Statements

June 30, 2015

CHALMETTE REFINING, L.L.C.

AND SUBSIDIARIES

Consolidated Balance Sheet

(In thousands)

June 30, 2015
(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$181,704
Receivables (note 3)	153,848
Inventories	253,016
Prepaid expenses	102,990

Total current assets	691,558

Noncurrent assets:
Property, plant and equipment-net	338,676
Other assets	5,340

Total noncurrent assets	344,016

Total	$1,035,574

Liabilities and Members’ Deficit

Current liabilities:
Payables to affiliates (note 3)	$1,129,019
Accounts payable and accrued expenses	228,082

Total current liabilities	1,357,101

Other	1,570

Total noncurrent liabilities	1,570

Total liabilities	1,358,671

Members’ deficit:
ExxonMobil	(158,768)
ExxonMobil Pipeline	(4,573)
PDV Chalmette	(163,344)

Total Chalmette Refining L.L.C. and Subsidiaries’ deficit	(326,685)

Noncontrolling interests	3,588

Total deficit	(323,097)

Total	$1,035,574

See accompanying notes to consolidated financial statements.

CHALMETTE REFINING, L.L.C.

AND SUBSIDIARIES

Consolidated Statement of Operations

(In thousands)

Six months ended June 30, 2015
(Unaudited)

Revenues:
Sales (note 3)	$2,285,564
Interest income	77

Total revenue	2,285,641

Cost of sales and expenses:
Cost of sales and operating expenses	2,031,711
Selling, general, and administrative expenses	90,659
Depreciation and amortization	26,235
Impairment of property, plant and equipment	396,808

Total cost of sales and expenses	2,545,413

Net loss	(259,772)

Less net loss attributable to noncontrolling interests	(728)

Net loss attributable to Chalmette Refining L.L.C. and Subsidiaries	$(259,044)

See accompanying notes to consolidated financial statements.

CHALMETTE REFINING, L.L.C.

AND SUBSIDIARIES

Consolidated Statement of Cash Flows

(In thousands)

Six months ended June 30, 2015
(Unaudited)

Cash flows from operating activities:
Net loss	$(259,772)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	26,235
Impairment of property, plant and equipment	396,808
Changes in operating assets and liabilities:
Receivables	(33,231)
Inventories	(10,214)
Prepaid expenses	(33,196)
Other assets	(1,216)
Payables to affiliates	(87,744)
Accounts payable and accrued expenses	38,280

Net cash provided by operating activities	35,950

Cash flows from investing activities:
Capital expenditures	(12,619)

Net cash used in investing activities	(12,619)

Net increase in cash and cash equivalents	23,331

Cash and cash equivalents – beginning of period	158,373

Cash and cash equivalents – end of period	$181,704

Noncash transactions – capital expenditures included in:
Payables and accrued expenses	$245

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$9,233

See accompanying notes to consolidated financial statements.

(1)	Significant Accounting Policies

(a)	Basis Presentation

Certain information and note disclosures normally in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted; however, management believes the disclosures that are made are adequate to make the information presented not misleading. These financial statements and notes should be read in conjunction with the consolidated financial statements and notes thereto included in Chalmette Refining, L.L.C.’s consolidated financial statements for the year ended December 31, 2014.

(b)	Organization

Chalmette Refining, L.L.C. was formed as a limited liability company on June 17, 1997, by PDV Chalmette, Inc., a Delaware corporation (PDV Chalmette), which is a wholly owned subsidiary of PDV Holding, Inc., a Delaware corporation, which is a wholly owned subsidiary of Petroleos de Venezuela S.A. (PDVSA); ExxonMobil Oil Corporation, a New York corporation (ExxonMobil), and Mobil Pipe Line Company, a Delaware corporation (EMPLC), both of which are wholly owned subsidiaries of Exxon Mobil Corporation, a Delaware corporation. In accordance with the amended and restated Limited Liability Company Agreement dated October 28, 1997 (the L.L.C. Agreement), the members’ liability is limited to the maximum amount permitted under the laws of the state of Delaware and the limited liability status expires on the occurrence of events specified in the L.L.C. Agreement. PDV Chalmette, ExxonMobil and EMPLC are collectively referred to as the members.

The accompanying consolidated financial statements have been prepared assuming Chalmette Refining, L.L.C. and its wholly and majority-owned subsidiaries (collectively, the Company) will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Under the terms of the Company’s L.L.C. Agreement, if at any time the Company’s Executive Committee determines that the Company requires additional capital, it shall notify the members of the amount of additional capital required to enable the Company to realize its assets and discharge its liabilities in the normal course of business. The L.L.C. Agreement also allows for additional alternatives for funding the Company pursuant to which the members have agreed to defer payments of amounts otherwise currently due and payable to the members for Company purchases of crude oil and petroleum intermediate feedstocks. Such deferred payables, which are included in “payables to affiliates” in the accompanying consolidated balance sheet, bear interest at 30-day LIBOR plus 6% (6.19% at June 30, 2015) and aggregated $792 million at June 30, 2015. Changes in deferred payables to affiliates are reflected as operating activities in the accompanying consolidated statement of cash flows. Interest expense on the deferred payables to affiliates for the period ended June 30, 2015 is $26 million. The interest expense is included in selling, general, and administrative expenses in the accompanying consolidated statement of operations. Such arrangement is significant to the financial position, results of operations, and cash flows of the Company.

The Company operates a crude oil and petrochemical refinery (the Refinery) located in Chalmette, Louisiana and related pipeline and storage facilities.

In conjunction with the terms of the Asset Contribution Agreement (the Agreement) entered into on October 28, 1997, the members contributed the following net assets to the Company in exchange for membership interests in the Company:

Percentage Interests – The relative ownership interests of the members, as defined in the L.L.C. Agreement, shall be equal to their percentage interests that are PDV Chalmette – 50%; ExxonMobil – 48.6%; and EMPLC – 1.4%.

Profit and Loss Allocation – Profits and losses, adjusted for any differences between the distribution value and book value on any property that is distributed in kind to any member, shall be allocated according to the L.L.C. Agreement among the members in accordance with their percentage interests.

Distributions – One hundred percent of Operating Cash, as defined in the L.L.C. Agreement, shall be distributed to the members in accordance with their percentage interests. There were no distributions in the six-month period ended June 30, 2015.

(c)	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Chalmette Refining, L.L.C and its wholly and majority-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

(d)	Estimates, Risks, and Uncertainties

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company’s operations could be influenced by domestic and international political, legislative, regulatory, and legal environments. In addition, significant changes in the prices or availability of crude oil could have a significant impact on the Company’s results of operations for any particular year.

(e)	Biofuel obligations

Government regulations require the Company to blend a certain percentage of biofuels into the products it produces. These obligations arise as production occurs. To the degree that the Company is unable to blend biofuels at the required percentage, it purchases biofuel certificates to meet those obligations. The Company purchases all of its biofuel certificates from ExxonMobil, a related party. The purchase price of the biofuel certificates is based on a contract with ExxonMobil and is equal to the average price ExxonMobil paid for biofuel certificates to meet the Company’s obligation for the compliance year. The purchase price is set by the reporting date but may be lowered in the following period if ExxonMobil has available carryover certificates from a prior year at a lower average price. As of June 30, 2015, the Company recognized outstanding biofuel obligations of $182.0 million.

As of the date of this report, government regulators have not issued the 2014 applicable standards which has delayed the surrendering of the biofuel certificates related to 2013 compliance. Accordingly, those certificates are recorded as other inventory at their historic costs of $79.5 million. The Company prepaid $102.5 million to ExxonMobil as of June 30, 2015 for its 2014 and 2015 compliance certificates. The title for those certificates will be transferred in 2015 at which point the prepaid amount will be reclassified as other inventory.

(f)	Income Taxes

Chalmette Refining, L.L.C. has elected to be treated as a partnership for income tax purposes. Accordingly, income taxes are the responsibility of the members. As a result, the consolidated financial statements include no provision for federal or state income taxes relating to the Chalmette Refining, L.L.C. Certain subsidiaries of Chalmette Refining, L.L.C. are subject to taxation, and income taxes have been provided in the accompanying consolidated financial statements for such entities. Income tax expense and related liabilities are not material.

(g)	Subsequent Events

The Company evaluated events of which its management was aware subsequent to June 30, 2015, through the date that this report was available to be issued, which is October 5, 2015.

(2)	Impairment

On June 17, 2015, the members signed an agreement with a subsidiary of PBF Energy Inc. (collectively “PBF Energy”) for the sale of the company’s outstanding members’ interests. Per the terms of the sale agreement, PBF Energy will acquire one hundred percent of the company including it’s wholly and majority-owned subsidiaries. The transaction is expected to close on November 1, 2015. Management concluded the signing of the sale agreement was a triggering event and recorded an impairment charge of $396.8 million to reduce the carrying amount of property, plant and equipment to its fair value.

(3)	Related Parties

In accordance with the Operating Agreement, entered into by ExxonMobil and the Company, ExxonMobil provides all managerial personnel, operating personnel, technical personnel, and support personnel, and services to operate the Company. For the six months ended June 30, 2015, the Company was charged approximately $58 million, for such personnel and services under the terms of the Operating Agreement. The balance payable to ExxonMobil and/or its affiliates was approximately $9 million at June 30, 2015.

The Company was also charged various other operating expenses from ExxonMobil and/or its affiliates ($68 million for the six months ended June 30, 2015) and PDVSA and/or its affiliates ($14 million for the six months ended June 30, 2015). The balance payable to ExxonMobil and/or its affiliates was approximately $30 million at June 30, 2015. The balance payable to PDVSA and/or its affiliates was approximately $19 million at June 30, 2015.

A majority of the Company’s purchases of crude oil and petroleum intermediate feedstocks were from ExxonMobil and/or its affiliates ($1.237 million for the six months ended June 30, 2015) and PDVSA and/or its affiliates ($573 million for the six months ended June 30, 2015). The balance payable to ExxonMobil and/or its affiliates was approximately $543 million at June 30, 2015. The balance payable to PDVSA and/or its affiliates was approximately $527 million at June 30, 2015. Prior to 2000, substantially all such purchases were made from ExxonMobil pursuant to the terms of a nonassociation Crude Oil Supply Agreement (NA-COSA), wherein the purchase price was dependent upon several factors including the product acquired, the method of acquisition, the location of the acquisition, and current market prices. In 2000, the Company began to make significant purchases of crude oil under the terms of the Association Oil Supply Agreement in addition to continuing purchases under the NA-COSA. Under the terms of the Association Oil Supply Agreement, dated November 1, 1997, affiliates of ExxonMobil and PDVSA are required to sell their respective percentage interest of extra-heavy oil to the Company at prices dependent upon several factors including the product acquired and current market prices. The term of the Association Oil Supply Agreement is dependent upon production of Cerro Negro crude from the Venezuela area known as Orinoco Belt and is anticipated to be produced over a period of approximately 35 years.

As of January 1, 2008, the NA-COSA was terminated. Sales of nonassociation crude oil have continued, and will continue until further notice, on a spot basis pursuant to written agreements that generally follow the basic terms and conditions of the NA-COSA. Additionally, due to changes in ExxonMobil and PDV Chalmette affiliates’ interests in the upstream Cerro Negro project, the Association Oil Supply Agreement has also been terminated. The sale and purchase of Cerro Negro crude (Morichal 16) from PDV Chalmette affiliates continues on a spot basis and in accordance with PDVSA standard terms and conditions, as amended by the Company. The Company will continue to entertain the development of replacement agreements with its owners/suppliers. Management does not anticipate a material adverse effect on the Company’s financial position, results of operations, or cash flows resulting from the continued supply of crude using spot sales or potential future negotiations regarding supply framework agreements.

For the six months ended June 30, 2015, a substantial portion of the Company’s sales were to ExxonMobil (approximately $2,274 million). The receivable balance due from ExxonMobil was approximately $149 million at June 30, 2015. Sales of gasoline and distillates are made under the terms of sales agreements, which were effective November 1, 1997, and are renewable on an annual basis at the expiration of their initial terms. The sales price is based upon a percentage of published prices for the respective product and is dependent upon the method of delivery. Furthermore, the terms of the sales agreements are such that ExxonMobil has the contractual obligation to purchase 100% of the Company’s gasoline and distillate products, with PDV Chalmette having the option to purchase up to 50% of such production. PDV Chalmette did not exercise this option in 2015. Sales of gasoline and distillates represented approximately 88% of total sales for the six months ended June 30, 2015. Other products are sold, to affiliates, under various agreements having varying terms and pricing methods.

Effective with the closing of the sale discussed in Note 2, all material related party agreements will terminate.

(4)	Inventories

Inventories at June 30, 2015 consisted of the following (in thousands):

June 30, 2015

Petroleum and chemical products	$67,203
Crude oil	68,464
Materials and supplies	26,814
Other	90,535

$253,016

Crude oil and petroleum and chemical product inventories are stated at the lower of cost or market, and cost is determined using the last-in, first-out (LIFO) method. At June 30, 2015, the ending inventory replacement cost was approximately $342 million. Materials and supplies are valued primarily using the moving average cost method. Other inventories include biofuels certificates required to satisfy the Company’s compliance obligation valued at cost of acquisition.

(5)	Property, Plant, and Equipment – Net

Property, plant, and equipment at June 30, 2015 consisted of the following (in thousands):

June 30, 2015
Land	$15,136
Buildings	23,713
Machinery and equipment	1,343,270
Construction in progress	33,258

Total property, plant, and equipment	1,415,377

Accumulated depreciation and amortization	(1,076,701)

Property, plant, and equipment – net	$338,676

Depreciation and amortization expense for the six-month period ended June 30, 2015 was $26.2 million.

(6)	Contingencies

The Company is subject to claims and complaints that have arisen in the ordinary course of business. It is the opinion of management that the outcome of these matters will not have a material adverse effect on the Company’s financial position, results of operations, or cash flows.